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Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our report dated April 19, 2005 with respect to the financial statements of Brookdale Living Communities, Inc. in the Registration Statement (Form S-4), of Ventas, Inc., for the registration of $175,000,000 aggregate principal amount of Senior Notes due 2010, $50,000,000 aggregate principal amount of Senior Notes due 2014 and $175,000,000 aggregate principal amount of Senior Notes due 2015.

/s/ Ernst & Young LLP

Chicago, Illinois
August 4, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM